UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NovaBay Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOVABAY PHARMACEUTICALS, INC.

5980 Horton Street, Suite 550

Emeryville, California 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2015

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of NovaBay Pharmaceuticals, Inc., a Delaware corporation ("NovaBay"). The Special Meeting will be held on September 30, 2015, at 2:00 p.m. Pacific Time at Hyatt House Hotel Emeryville, 5800 Shellmound Street, Emeryville, CA 94608, for the following purposes:

1.

To approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, of NovaBay to increase the number of authorized shares of NovaBay common stock from 120,000,000 to 240,000,000 ("Proposal One").

2.

To adjourn the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One ("Proposal Two").

The Board of Directors of the NovaBay has determined that the proposals to be presented to the stockholders for their consideration at the Special Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to (1) vote “FOR” the amendment to the NovaBay Amended and Restated Certificate of Incorporation, as amended, to increase the authorized shares of common stock and (2) vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, for the reasons set forth in the Proxy Statement. The foregoing proposals are described in more detail in the accompanying Proxy Statement. No other business will be considered and voted upon at the Special Meeting.

The record date for the Special Meeting is September 2, 2015. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof. Your Vote Is Important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting.

September 4, 2015	By Order of the Board of Directors,

Mark M. Sieczkarek Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 30, 2015:

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail. If voting by mail, a return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

The proxy statement to security holders is available at www.edocumentview.com/NBY (for all stockholders).

i

NOVABAY PHARMACEUTICALS, INC.

5980 Horton Street, Suite 550

Emeryville, California 94608

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”), the accompanying Notice of the Special Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the Special Meeting of Stockholders to be held on September 30, 2015 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. The Special Meeting will be held at 2:00 p.m. Pacific Time at Hyatt House Hotel Emeryville, 5800 Shellmound Street, Emeryville, California 94608. The Proxy Statement, the Notice, the proxy card and other proxy materials are expected to be mailed on or about September 4, 2015, to all stockholders entitled to vote at the Special Meeting.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Special Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as September 2, 2015 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our common stock held by such stockholder as of the Record Date. As of the Record Date, [73,642,000] shares of our common stock were outstanding, and no shares of our preferred stock were outstanding.

If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the enclosed proxy card):

●	In person at the Special Meeting;

●	Via the Internet;

●	By telephone; or

●	By mail.

Voting by Internet. If you are a stockholder of record, you may use the Internet to transmit your vote up until 1:00 am, Pacific Time, September 30, 2015. Visit www.investorvote.com/NVBY and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone. If you are a stockholder of record, you may call 1-800-652-VOTE (8683) and use any touch-tone telephone to transmit your vote up until 1:00 am, Pacific Time, September 30, 2015. Have your proxy card in hand when you call and then follow the instructions.

Voting by Mail. If you are a stockholder of record and you would like to vote by mail, please mark, sign, date and mail the proxy card you received from us in the return envelope.

If your shares are in “street name,” that is, registered in the name of a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet options are available. A large number of brokers, banks or other nominees provide eligible stockholders the opportunity to vote in this manner. If your broker, bank or other nominee allows for this, your voting form will provide instructions for such alternative method of voting.

The presence at the Special Meeting, either in person or by proxy duly authorized, of holders of a majority of the voting power of all the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions. No broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the Special Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) are expected to occur at the Special Meeting. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Required Votes

Approval of Proposal One, the amendment to NovaBay's Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to increase the number of authorized shares of NovaBay's common stock from 120,000,000 shares to 240,000,000 shares, requires “FOR” votes from a majority of the shares outstanding. Abstentions will have the same effect as “AGAINST” votes.

Approval of Proposal Two, adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One, requires “FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the same effect as “AGAINST” votes.

Proxies

Please use the enclosed proxy card to vote by mail. If your shares are held in street name, then in lieu of a proxy card, you should receive from your broker, bank or other nominee an instruction form for voting. You must follow the voting instructions you receive from your broker, bank or other nominee. Should you receive more than one proxy card or voting instruction form, it is because your shares are held in multiple accounts or registered in different names or addresses. Please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure all of your shares will be voted. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If the enclosed proxy card is properly signed and returned to us, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR Proposal One and Proposal Two described in the Notice and this Proxy Statement.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card and returning the proxy card by mail, by telephone, over the internet or in person at the Special Meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a "routine" matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Proposal One and Proposal Two are considered to be routine matters. Accordingly, your broker, bank or other nominee will have discretionary authority to vote your shares on both Proposal One and Proposal Two.

Revoking Proxies

If your shares are held in your name and you completed and submitted a proxy card to vote your shares, you may revoke or change your vote at any time before the Special Meeting by filing a notice of revocation or submitting another signed proxy card with a later date with our Corporate Secretary, Mr. Thomas J. Paulson, at our principal executive offices at 5980 Horton Street, Suite 550, Emeryville, California 94608. If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, then you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. If your shares are held in street name, you should contact your bank, broker or other record holder of your shares to obtain instructions if you wish to revoke or change your vote before the Special Meeting. If you attend the Special Meeting and vote by ballot, any proxy you submitted previously to vote the same shares will be revoked automatically and only your vote at the Special Meeting will be counted. Simply attending the meeting will not, by itself, revoke your proxy. If your shares are held in street name and you want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. In the absence of a legal proxy issued by the record holder of your shares, your vote in person at the Special Meeting will not be effective.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

NovaBay has engaged Georgeson Inc. to assist in proxy solicitation and collection at a cost of $5,500, plus out-of-pocket expenses.

Results of the Voting at the Special Meeting

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Special Meeting.

PROPOSAL ONE:
APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 120,000,000 shares to 240,000,000 shares. In August 2015, the Board adopted resolutions declaring the foregoing amendment advisable and directing that the amendment be submitted to a vote of the stockholders at the Special Meeting.

Our Certificate of Incorporation currently authorizes the issuance of up to 125,000,000 shares of capital stock, consisting of 120,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. An increase in the number of authorized shares of our common stock to 240,000,000 shares will increase our total authorized capitalization to 245,000,000 shares of capital stock, which includes our previously authorized 5,000,000 shares of preferred stock.

If our stockholders approve this Proposal One, we expect to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in the form as attached in Exhibit A hereto, as soon as practicable following stockholder approval effecting the amendment. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article IV.A. of our Certificate of Incorporation will be amended to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Forty-Five Million (245,000,000) shares. Two Hundred Forty Million (240,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

Of the 120,000,000 shares of our common stock currently authorized, as of the close of business on September 2, 2015, there were [73,642,000] shares of common stock outstanding. In addition to the shares of common stock outstanding on September 2, 2015, an aggregate of [•] shares were reserved for issuance under our equity compensation plans. In addition, we have reserved for future issuance [•] shares of common stock for outstanding options and warrants, which leaves [•] authorized shares of common stock that remain available for issuance by us.

The Board has approved the proposed increase in authorized common stock for the primary purpose of providing additional flexibility to use our common stock for business and financial purposes in the future. Our liquid resources currently available to fund our business are likely insufficient in the near future. In addition, as previously disclosed, on April 28, 2015, the Company received a letter from the NYSE MKT LLC notifying the Company that it is not in compliance with the minimum stockholders’ equity requirements under the NYSE MKT Company Guide and has submitted a compliance plan with the NYSE to regain compliance. Accordingly, we may need to raise additional capital to continue our operations and for our common stock to continue to be listed on the NYSE. The Board believes our current capital structure is inadequate for our future capital raising needs as the number of unreserved shares of common stock available for issuance will not be sufficient to raise the necessary capital to execute on our business strategy and, at the same time, satisfy our obligations to issue common stock upon exercise of our outstanding options and warrants.

The additional shares that will be authorized if this Proposal One is approved may be used for various purposes. These purposes may include: raising capital; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. If this Proposal One is not approved by our stockholders, it is possible that our financing and business development alternatives may be limited by the lack of unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In short, if our stockholders do not approve this Proposal One, we may not be able to access the capital markets, complete corporate collaborations or partnerships, and pursue other business opportunities integral to our growth and success. Even if this Proposal One is approved by our stockholders, there is no assurance that we will be successful in raising additional funds or pursuing other business opportunities.

The additional common stock to be authorized by stockholder approval of this Proposal One would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal One and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal One could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, applicable law, regulatory agencies or the NYSE Market listing standards. Under our Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders under our governing documents do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in NovaBay. Notwithstanding the foregoing, in connection with a private placement of our common stock and warrants to purchase our common stock, we entered into a Securities Purchase Agreement, dated March 3, 2015, with each purchaser party listed thereto. The Securities Purchase Agreement provides that, until March 3, 2016, such purchasers have a contractual preemptive right to purchase up to one-third of common stock or equivalent securities we sell or issue. Such Securities Purchase Agreement is included as Exhibit 10.1 to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (“SEC”) on March 9, 2015.

The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal One is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Further, the additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to adopt a rights agreement, or “poison pill,” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at us), stockholders should be aware that approval of this Proposal One could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If our stockholders approve the proposed amendment to our Certificate of Incorporation, it will become effective upon filing with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level.

Required Vote For Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for approval.

Recommendation of Our Board of Directors

For the reasons described in this Proxy Statement, our Board of Directors recommends unanimously that you cast your advisory vote “FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation.

PROPOSAL TWO:
ADJOURNMENT OF THE SPECIAL MEETING

A proposal will be submitted to the stockholders at the Special Meeting to approve adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One. Any adjournment of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote For Stockholder Approval

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Special Meeting is required for approval.

Recommendation of Our Board of Directors

Our Board of Directors recommends unanimously that you cast your advisory vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of September 2, 2015, regarding the ownership of our common stock by:

●	each person who is known by us to own more than 5% of our shares of common stock;

●	each of our senior executive officers who are “Named Executive Officers” under SEC proxy rules;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on [73,642,000] shares of common stock outstanding as of September 2, 2015. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Percent of Class

5% Stockholders (other than Executive Officers and Directors)
China Pioneer Pharma Holdings Limited(2)	14,736,312	18.9%
190 Elgin Avenue, George Town,
Grand Cayman, Cayman Islands KY1-9005

Executive Officers and Directors
Ramin Najafi, Ph.D.(3)	4,671,279	6.2%
Thomas J. Paulson, M.B.A.(4)	687,309	*
Roy Wu, M.B.A.(5)	390,959	*
Paul E. Freiman(6)	383,601	*
Gail Maderis(7)	368,585	*
T. Alex McPherson, M.D., Ph.D., ICD.D(8)	547,098	*
Massimo Radaelli, Ph.D.(9)	25,625	*
Mark M. Sieczkarek(10)	653,049	*
LI Xinzhou	—(2)	*

All directors and executive officers as a group (11 persons)(11)	8,218,758	10.6%

*     Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 5980 Horton Street, Suite 550, Emeryville, California 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within sixty (60) days of September 2, 2015. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within sixty (60) days of September 2, 2015 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Director LI Xinzhou is chief executive officer and chairman of China Pioneer Pharma Holdings Limited ("China Pioneer Pharma"), President of Pioneer Pharma (Singapore) Pte. Ltd. ("Pioneer Singapore"), and Director of Pioneer Pharma (Hong Kong) Company Limited ("Pioneer Hong Kong"). Mr. Li disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma, Pioneer Singapore, and Pioneer Hong Kong. China Pioneer Pharma has sole voting and investment power with respect to 608,156 of these shares. In addition, as a result of its indirect ownership of Pioneer Singapore, China Pioneer Pharma has beneficial ownership of the remaining 14,128,156 shares, which consist of 9,595,656 shares held directly by Pioneer Singapore and 4,532,500 shares issuable upon exercise of outstanding warrants held by Pioneer Singapore, which are exercisable as of September 2, 2015, or within sixty (60) days after such date. Pioneer Singapore is a wholly owned subsidiary of Pioneer Hong Kong and has sole voting and investment power with respect to the 9,595,656 shares which it directly holds. Pioneer Hong Kong is a wholly owned subsidiary of China Pioneer Pharma. The address for Pioneer Hong Kong is: Flat 2605, 26/F Trendy Centre, 682 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong. The address for Pioneer Singapore is: 33A Chander Road, Singapore 219539.

(3)

Includes (i) 3,324,699 shares of common stock held by the Najafi Family Trust dated September 13, 2006, of which Dr. Najafi and his spouse are the trustees, (ii) 12,000 shares of common stock held indirectly in an Individual Retirement Account, (iii) 213,195 shares of common stock held directly by Dr. Najafi, and (iv) 829,719.5 shares and 291,665 shares of common stock issuable upon exercise of outstanding options and warrants, respectively, which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(4)

Includes (i) 92,196 shares of common stock held directly by Mr. Paulson and (ii) 595,112.5 shares issuable upon exercise of outstanding options which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(5)

Includes (i) 19,296 shares of common stock held directly by Mr. Wu, and (ii) 371,662.5 shares issuable upon exercise of outstanding options which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(6)

Includes (i) 45,137 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Mr. Freiman and his spouse are trustees and (ii) 338,463.3 shares issuable upon exercise of outstanding options which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(7)

Includes 368,584.3 shares issuable upon exercise of outstanding options which are exercisable as of September 2, 2015, or within sixty (60) days after such date. The right to exercise these stock options is held by the Gail J. Maderis Revocable Trust dated April 8, 2013.

(8)

Includes (i) 6,700 shares held by the McPherson Family Trust, (ii) 37,693 shares held directly by Dr. McPherson, and (iii) 502,705 shares issuable upon exercise of outstanding options which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(9)	Includes 25,625 shares issuable upon exercise of outstanding options which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(10)

Includes (i) 196,466 shares held directly by Mr. Sieczkarek, and (ii) 164,917.5 shares and 291,665 shares of common stock issuable upon exercise of outstanding options and warrants, respectively, which are exercisable as of September 2, 2015, or within sixty (60) days after such date.

(11)

Includes (i) 57,217 shares held directly by two executive officers not appearing in the table; and (ii) 426,535.5 shares and 7,500 shares of common stock issuable upon exercise of outstanding options and warrants, respectively, which are exercisable as of September 2, 2015, or within sixty (60) days after such date, held by two executive officers not appearing on the table.

DEADLINE FOR RECEIPT OF
STOCKHOLDER PROPOSALS OR NOMINATIONS

Due Date For Stockholder Proposals and Nominations For Next Year’s Annual Meeting

Under applicable SEC rules, to be considered for inclusion in our proxy materials next year, your proposal must be submitted by January 1, 2016; however, if NovaBay’s 2016 Annual Meeting of Stockholders is not held on or between June 12, 2016 and July 12, 2016, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Pursuant to our Bylaws, if you wish to submit a proposal to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (for next year’s 2016 annual meeting, these dates would be February 13, 2016 and March 14, 2016, respectively); provided, however, that in the event that the date of the 2016 Annual Meeting is held more than thirty (30) days prior to or more than thirty (30) days after June 12, 2016, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 5980 Horton Street, Suite 550, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 5980 Horton Street, Suite 550, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

DIRECTIONS TO SPECIAL MEETING LOCATION

The Special Meeting will be held at Hyatt House Hotel Emeryville, 5800 Shellmound Street, Emeryville, CA 94608 at 2:00 p.m. Pacific Time on September 30, 2015. Directions to this location are available at www.edocumentview.com/NBY (for all stockholders).

September 4, 2015	By Order of the Board of Directors,

Mark M. Sieczkarek Chairman of the Board

Your vote is important. Whether or not you expect to attend the Special Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail by using the enclosed postage-paid reply envelope.

Exhibit A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
NOVABAY PHARMACEUTICALS, INC.

NOVABAY PHARMACEUTICALS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2010.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Paragraph A of Article IV of the Certificate of Incorporation to be amended and restated to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Forty-Five million (245,000,000) shares. Two Hundred Forty Million (240,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at a Special Meeting of Stockholders held on September 30, 2015, or such other time as determined by the authorized officers of the Company, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, NOVABAY PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ____ day of _________, 2015.

NOVABAY PHARMACEUTICALS, INC.

By:

Ramin Najafi

Chief Executive Officer